UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2017

ADVERUM BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Mark Blumenkranz, M.D. resigned as a member of the board of directors (the “Board”) of Adverum Biotechnologies, Inc. (the “Company”) and as a member of the audit, compensation and nominating and corporate governance committees of the Board, effective as of February 1, 2017.

On February 8, 2017 (the “Notification Date”), the Company received a letter from the NASDAQ Stock Market (“NASDAQ”) noting that, as a result of the additional vacancy on the Board and the audit committee of the Board created by Dr. Blumenkranz’s resignation, the Company has until March 27, 2017 to submit to NASDAQ a plan to regain compliance with NASDAQ Listing Rule 5605(b)(1), which requires that the majority of the board be composed of independent directors, and NASDAQ Listing Rule 5605(c)(2)(A), which requires that the audit committee of the Board be comprised of at least three directors who meet certain independence and other requirements. If NASDAQ accepts the Company’s plan of compliance, NASDAQ may grant an extension of up to 180 calendar days from the Notification Date, or until August 7, 2017, to regain compliance. The Company intends to take all necessary steps to regain compliance with NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017	ADVERUM BIOTECHNOLOGIES, INC.

	By:	/s/ Leone Patterson
Leone Patterson, Chief Financial Officer